Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 12, 2014 with respect to the financial statements of CSC Georgian Terrace Limited Partnership included in the Current Report on Form 8-K/A filed on June 12, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) on Form S-3 (File No. 333-130664) and Form S-8 (File No. 333-192213).

/s/ GRANT THORNTON LLP

June 12, 2014

Charlotte, North Carolina